                          CERTIFICATE OF INCORPORATION
                                       OF
                            SARATOGA RESOURCES, INC

         FIRST: The name of the corporation is "SARATOGA RESOURCES, INC." (the "Corporation").

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is fifty-five million (55,000,000), of which stock five million (5,000,000) shares of the par value of $0.001 each, amounting in the aggregate to $5,000, shall be designated Preferred Stock (hereinafter referred to as "Preferred Stock"), and of which stock fifty million (50,000,000) shares of the par value of $0.001 each, amounting in the aggregate to $50,000, shall be designated Common Stock (hereinafter referred to as "Common Stock").

         The Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. The authority of the Board of Directors with respect to each series shall include, without limiting the generality of the foregoing, the determination of any or all of the following:

                  (a) The number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

                  (b) The voting powers, if any, and whether such voting powers are full or limited in such series;

                  (c) The redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

                  (d) Whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

                  (e) The rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the corporation;

                  (f) The provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes of any other series of the same or any other class or classes of stock, or any other security, of the Corporation or any other corporation, and price or prices or the rates of exchange applicable thereto;

                  (g) The right, if any, to subscribe for or to purchase any securities of the Corporation or any other corporation;

                  (h) The provisions, if any, of a sinking fund applicable to such series; and

                  (i) Any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof;

all as shall be stated in such resolution or resolutions of the Board of Directors of the Corporation providing for the issue of such Preferred Stock (a "Preferred Stock Designation").

         Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors of the Corporation providing for the issue of any series of Preferred Stock created thereby, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors of the Corporation.

         Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise), purchased or otherwise acquired by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified or reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions adopted by the Board of Directors of the Corporation providing for the issue of any series of Preferred Stock and to any filing required by law.

         Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of the stockholders of the Corporation on all propositions before such meetings. No holder of Common Stock shall have the right to cumulate such holder's votes for the election of directors, but each holder of Common Stock shall be entitled to one vote for each share held thereof in the election of each director of the corporation.

         Except as may be provided in this Certificate of Incorporation or by the Board of Directors in a Preferred Stock Designation, the Common stock shall have the exclusive right to vote for the election of directors of the Corporation and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

         Subject to all of the rights of the Preferred Stock or any series thereof, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

         Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for such payments in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock."

         FIFTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board. The exact number of directors of the Corporation shall be fixed by or in the manner provided in the Bylaws of the Corporation (the "Bylaws").

         SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized:

                  (a) to adopt, repeal, rescind, alter or amend in any respect the Bylaws, and to confer in the Bylaws powers and authorities upon the directors of the Corporation in addition to the powers and authorities expressly conferred upon them by statute;

                  (b) from time to time to set apart out of any funds or assets of the Corporation available for dividends an amount or amounts to be reserved as working capital or for any other lawful purpose and to abolish any reserve so created and to determine whether any, and, if any, what part, of the surplus of the Corporation or its net profits applicable to dividends shall be declared in dividends and paid to its stockholders, and all rights of the holders of stock of the Corporation in respect of dividends shall be subject to the power of the Board so to do;

                  (c) subject to the laws of the State of Delaware, from time to time to sell, lease or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best; and

                  (d) in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board, to execute all such powers and to do all acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the express provisions of said laws, of the Certificate of Incorporation of the Corporation and its Bylaws.

         SEVENTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware as the Bylaws provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

         EIGHTH: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by applicable laws, and all rights conferred on stockholders herein are granted subject to this reservation.

         NINTH: The Corporation is to have perpetual existence.

         TENTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware Corporation Law. No amendment to or repeal of this Article Tenth shall apply to or have any affect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         ELEVENTH: The name and mailing address of the incorporator is:

                                J. William Wilson
                         Nine Greenway Plaza, Suite 3100
                              Houston, Texas 77046

         I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto executed this Certificate of Incorporation this 17th day of January, 1994.

                             By: /s/ J. William Wilson
                                 ----------------------------------
                                 J. William Wilson, Incorporator